An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR AMENDMENT NO.4

Dated June 29, 2021

SUBJECT TO COMPLETION

PF Royalty I LLC

2255 S. Wadsworth Blvd., Suite 106

Lakewood, CO 80227

www.PetroFundersUSA.com

Up To $75,000,000 (per annum) in Class A limited liability company interests

This offering is for up to $75,000,000 (per annum) in Class A limited liability company interests (“Class A Interests”) of PF Royalty I, LLC, a Delaware limited liability company (the “Company,” “RIF I,” “we,” “us,” and “our”) for a price per interest of $100.00. The Company anticipates updating the price per interest on a monthly basis once a net asset value (“NAV”) is established in accordance with the procedures set forth herein. There is no minimum offering amount or return of investor funds if any minimum number of Class A Interests is not sold. The minimum investment amount is $10,000 or 100 interests. All subscription funds accepted by the Company will be immediately available for the Company’s use. The Class A Interests are being offered on a continuous basis.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A under Section 3(b) of the Securities Act for Tier 2 offerings. The Company has engaged North Capital Private Securities Corporation as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors until requested by the Company. We will hold a series of closings at which we receive the funds from the Escrow Agent and issue the Class A Interests to investors. There is no minimum offering amount and, subject to the approval of the Manager, the Company anticipates undertaking closings on a monthly basis without qualifications for such closings at price per interest of $100 until such time as a NAV is established. Prior to a closing, Investors funds will be held in escrow and such investor will not have any rights as a member of the Company, including the right to receive distributions.  Funds held in escrow are not refundable and the Company may direct a closing regardless of the amount which is being held in escrow at such time. After each such closing, funds tendered by investors will be available to the Company and investors will become members of the Company. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) thirty-six (36) months from the date upon which the Securities and Exchange Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. The Manager may extend this offering in its sole discretion.

We have engaged Entoro Securities, LLC (“Entoro”), a broker-dealer registered with the SEC and a member of FINRA and SIPC, as the dealer manager. We refer to Entoro as the underwriter and placement agent. Entoro is selling our Class A Interests in this Offering on a best-efforts basis and is not required to sell any specific number or dollar amount of interests offered by this offering circular, but will use its best efforts to sell such interests. Entoro will receive a fee of 1% of the securities sold.

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format for smaller reporting companies.

To public in this offering:	Number of Membership Interests	Price to public	Underwriting discount and commissions (2)(3)	Proceeds to issuer (2)(3)
Per Interest	1(1)	$100.00(1)	$1.00	$99.00
Total maximum	750,000(1)	$75,000,000(1)	$750,000.00	$74,250,000

(1)Class A Interests offered at $100.00 per Interest

(2)Entoro will receive a fee of 1.0% of the securities sold, as well as a one-time $10,000 advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Entoro. Should we opt to engage additional FINRA-registered entities as placement agents or brokers to support this offering, Entoro will assess a $10,000 advisory/consulting fee following the latter of FINRA approval of our engagement agreement with Entoro or SEC qualification of the offering. This could result in an estimated maximum of $770,000 in compensation payable to Entoro. See “Plan of Distribution” for details.

(3)The expenses for the organization of this offering will be paid for by the Manager without reimbursement.

Prior to this offering, there has been no public market for our Class A Interests. We do not expect there to be a public market for our Class A Interests or other sources of material liquidity for the Class A Interests.  After three (3) years following the qualification of this offering, we may seek to establish liquidity for our Class A Interests through the listing of the Class A Interests on a secondary exchange, public markets or alternative markets or other mechanisms which facilitate the selling and purchasing of our Class A Interests. There is no guarantee that the Company will be successful in creating liquidity as described above.

This offering is speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 10.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, THE COMPANY’S MANAGEMENT. WHEN USED IN THIS OFFERING CIRCULAR, AND IN ANY RELATED OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

Amendment No. 4 to Offering Circular Date: June 29, 2021

SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “RIF I,” or the “Company”.

The Company

PF Royalty I, LLC was organized in February 2021 as a Delaware limited liability company for the purpose of preserving capital and generating income and cash distributions for its investors by primarily investing into a diverse portfolio of royalty interests from producing oil and gas wells and leases located throughout the United States, as more particularly described in this Offering Circular.

PF Advisors, LLC, a Colorado limited liability company (“Manager”) is the Company’s Manager and, in that capacity, has overall responsibility for managing and administering the business and affairs of the Company. The Manager is wholly owned by PetroFunders, Inc., a Colorado corporation.

Our executive offices are located at 2255 S. Wadsworth Blvd., Suite 106, Lakewood, CO 80227.

Business Overview

The Company will acquire a portfolio of oil and gas Royalty Interests in the form of mineral rights, overriding royalty interests, production payments and similar assets (“Royalty Interests”). The Company will predominantly focus on investments related to existing producing wells and leases with existing production located in the United States. While existing production will form the foundation of the Royalty Interests’ value some investments will also contain undeveloped resources as a source of additional future production and value. As of the date of this Offering Circular, the Company does not hold any interests in any wells or leases.

Investment Objectives

The Company was formed to enable investors to invest in the Company’s investment portfolio. The primary objectives of the Company are to:

•generate revenue from investments in Royalty Interests; and

•distribute cash to its investors.

This is the first investment program sponsored by the Manager and its affiliates. Therefore, there can be no assurance that the Company will attain these investment objectives. The Manager reserves the right to acquire interests in projects that have existing oil and natural gas production and related infrastructure which will result in near term cash flows. As of the date of this Offering Circular, no such investment opportunities have been identified.

The Offering

This circular relates to the offering of up to 750,000 in Class A limited liability company membership interests (“Class A Interests”). Class A Interests will be sold for $100.00 per Interest. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Class A Interests is not sold. The minimum investment for each investor is $10,000. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The aggregate purchase price to be paid by any investor for the securities sold hereby cannot exceed 10% of the greater of the investor’s annual income or net worth (for entity investors, revenues or net assets for the investor’s most recently completed fiscal year are used instead). The foregoing limitation does not apply to “accredited investors” and non-natural investors.

Interests offered by the Company will be sold by our directors and executive officers and by Entoro Securities, LLC, as our placement agent. We may also elect to engage additional licensed broker-dealers as sales agents. Investors may be publicly solicited through our website, investment websites, social media, or otherwise.

FREQUENTLY ASKED QUESTIONS

Q: What is PF Royalty I LLC?

A: PF Royalty I LLC is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of oil and gas Royalty Interests. The Company intends to focus acquiring assets that are income producing; in other words, assets that will produce cash flow immediately upon, or soon after, acquisition. Stated another way, the Company intends to focus on acquiring royalties for oil and gas wells and leases which are currently producing or are expected to commence production in the short-term

Q: How will the Company identify investment opportunities or projects?

A: The Manager will search for projects using several methods including using industry experts in the markets where the Manager believe there are opportunities, online marketing and sales tools and advertising

Q: What kind of return may be expected by a Member?

A: The Company does not currently own any assets, therefore, returns estimates are speculative. However, it is the Company’s intent to identify potential investments with a target gross full cycle return of 13% or above in order to achieve our targeted net-investor full cycle return of 9-11%. These target net-investor returns are based on historical production decline curves, conservative commodity prices, and projected expenses to manage the fund.  Historical information may not accurately predict future returns.  This speculative estimate assumes no material deviation between the forward price curve (oil and gas) at the time of acquisition and actual prices over time. If actual prices over time exceed the forward curve at the time of acquisition, then full cycle return may exceed the stated range, however, if actual prices fall short of the forward curve, then full cycle returns will be below the stated range.

Q: What is the minimum investment amount allowed?

A: $10,000.

Q: Who may invest?

A: The Class A Interests will be available to anyone, generally speaking, however, the Manager reserves the right to reject any subscription in the Manager’s sole discretion. Further, non-accredited investors are allowed to invest in accordance to the current SEC regulations.

Q: Where can I buy Class A Interests?

A: All Class A Interest will be available for purchase at www.PetroFundersUSA.com.

Q: What are the differences between Class A Interests and Class B Interests?

A: The Class A Interests are held by the investor members and entitle the holders to receive distributions of revenue and allocation of profit related to the liquidation of a Royalty Interest. The Class A Interests have limited voting rights. The Class B Interests are held by the Manager.

Q: Who is the Manager?

A: We are externally managed by PF Advisors, LLC, who will make all of our investment decisions.  The Manager has not registered as an Investment Adviser under the Investment Advisers Act of 1940 but is currently seeking registration.  No assurance can be given whether such registration will be attained.   Even if the Manager is registered, such registration with the SEC does not imply a certain level of skill or training.

Q: Who is PetroFunders Inc?

A: PetroFunders Inc is the parent company of our Manager, and also the parent company of PetroFunders LLC, our affiliate. PetroFunders LLC operates an online investment platform www.PetroFundersUSA.com (the “PetroFunders Platform”)

Q: What is the PetroFunders Platform?

A: The PetroFunders Platform is an online investment platform operated by an affiliate of the Company which can be found at www.PetroFundersUSA.com that gives investors the ability to:

•Review this Offering

•Purchase Class A Interests

•Manage and track investments easily through an online dashboard

The PetroFunders Platform does not facilitate or provide for peer to peer transactions or otherwise engage in any activity that would require regulatory approval to operate as an ATS or otherwise register as a broker-dealer and there is no intention to do so in the future.  The PetroFunders Platform is still under construction but should be available for operation upon qualification of this Offering.

Q: What kind of offering is this?

A: The offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities in continuous, active sales may happen sporadically over the term of the offering.

Q: What will be the source of your distributions?

A: Our goal is to pay distributions sourced from revenue generated by Royalty Interests. We generally intend to use all of our cash flow from operations (after deducting costs, fees and carried interest) to fund distributions, rather than re-invest into additional royalty interests. However, our Manager may elect to reinvest cash flow from operations for additional royalty interests in some circumstances.

Q: May I reinvest my cash distributions in additional Class A Interests?

A: Yes, although the Company plans to make regular cash distributions of net income, an investor may elect to re-invest distributions and purchase additional Class A Interests, which reinvestment will be part of this Regulation A Offering and will be subject to the $75 million annual cap for Regulation A Offerings.  No Class A Interests will be reserved for reinvestment and to the extent the Company has reached the $75 million limitation, any funds designated for reinvestment will be distributed in the form of cash to the investors and may be invested in the subsequent 12-month period.  Any amounts reinvested towards the purchase of additional Class A Interests will be at the then current price.

Q: How will your NAV per interest be calculated?

A: The Manager anticipates calculating and publishing the net asset value (“NAV”) for the Company’s assets minus any liabilities on a monthly basis for the purpose of pricing the Class A Interests.  Updates to the NAV will be published through the filing of a Form 1-U, a post-qualification amendment or a 253(g) supplement, depending on the facts and circumstances at the time of the change. The Manager shall also publish the NAV per interest on the PetroFunders Platform located at www.PetroFundersUSA.com. The NAV per interest is the net asset value of the Company’s assets divided by the outstanding Interests. The calculation shall take into consideration a number of inputs including but not limited to recent forward oil and gas prices quoted on public exchanges, distributions, production forecasts, transportation and processing costs, time value of money and cash balances. Upon listing upon an exchange or secondary market, the Company will no longer publish a NAV for the Class A Interests.

Q: How often will I receive distributions?

A: We do not expect to declare distributions until adequate proceeds from our public offering are invested in Royalty Interests. Once we begin distributions, we expect that our Manager will declare and make them on a periodic basis based on cash flow or the sale of our assets. Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Initially, once distributions begin, we expect distributions to be distributed quarterly, noting the Manager’s discretion. Any distributions that we make will directly impact our Net Asset Value (NAV), by reducing the amount of our assets.

Q: How is an investment in your interests different from investing in interests of other oil and gas investment opportunities on other platforms?

A: We believe this is the first Regulation A+ offering focusing on oil and gas royalty interests. To the best of our knowledge, any other online platforms or marketplaces focused on oil and gas investments are only available to accredited investors. We further believe that focus on investing in income producing properties versus development focused properties distinguishes this fund from many others.

Q: How can I sell my Interests?

A: Although the Class A Interests are unrestricted and may be sold in a private transaction, no public market or exchange exists for investors to sell or trade Class A Interests. Therefore, the Class A Interests are somewhat illiquid and will be until the Class A Interests are listed on a secondary market or exchange. Until that time, the level of liquidity for interests should be considered uncertain.

Q: Will I be charged upfront selling commissions?

A: Investors will pay selling commissions of 1% to Entoro Securities, LLC, as our placement agent as part of the price per Interest purchased in this offering.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account in many circumstances.

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company and most likely will be charged fees to manage the self-directed account. These fees will need to be paid by the investor and are not considered an expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: No. There is no minimum initial offering amount. We may start purchasing Royalty Interests as soon as we identify such opportunities.

Q: Will I be notified of how my investment is doing?

A: Yes, you will be provided with periodic updates on the performance of your investment, including:

•an annual report;

•a semi-annual report;

•current event reports for specified material events within ten business days of their occurrence;

•supplements to the offering circular, if we have material information to disclose to you; and

•other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on our website at www.PetroFundersUSA.com, or via e-mail.

Q: When will I get my detailed tax information?

A: We will strive to provide your schedule K-1 tax information by March 31st following each taxable year. You may be required to obtain one or more extensions for filing federal, state, and local tax returns if we are unable to produce the K-1 in time.

Q: Who can help answer my questions about the offering?

Please contact:

Investor Relations

PF Royalty I LLC

2255 S. Wadsworth Blvd., Suite 106

Lakewood, CO 80277

Office: (720) 751-4795

Email: invest@PetroFundersUSA.com

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular.

You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our interests. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used in this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Any investment in the Class A Interests involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this circular before deciding whether to purchase our Class A Interests . Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. In addition to the other information provided in this circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Interests. The following may not be a comprehensive list of all risks relating to the Company or an investment in its Interests but are those risks as identified by the Company’s management as material.

Risks Related to an Investment in the Company

The Company has limited prior operating history, no established financing sources and this is the first oil and gas program sponsored by the Manager and its affiliates.

The Company, was formed in 2021, has a limited operating history, and accordingly, has no direct costs and administrative costs associated with prior operations to disclose. This is the first investment program sponsored by the Manager and its affiliates. You should consider an investment in the Company in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like the Company, in their early stage of development. The Company cannot guarantee that it will succeed in achieving its goals, and its failure to do so could cause you to lose all or a portion of your investment.

We do not set aside funds in a sinking fund to pay distributions, so you must primarily rely on our revenues from Royalty Interests and any other sources of revenue for distributions.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions.

Accordingly, you will have to primarily rely on our cash from operations (revenue from Royalty Interests or any of source of revenue) for distribution payments. In addition to distributions from cash from operations, the Manager may make distributions when company assets are divested or when the Company is liquidated. Our ability to generate revenues from operations in the future is subject numerous factors including commodity prices; oil and gas field performance; competitive pressures for assets and services; legislative and statutory changes; and other factors that are beyond our control.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding investments. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying distribution to investors at least quarterly after Royalty Interests have been acquired. In the event of downturns in our operating results or other factors, we may be unable, or may decide not to pay distributions to our Members for an extended period. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance and investment expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

Interests are not liquid in the short term and may not be liquid at any time, therefore your ability to resell your Interests may be extremely limited.

If you invest in the Company, then you must assume the risks of an illiquid investment. The Operating Agreement provides that the Class A Interests may not be transferred without the consent of the Manager at any time prior to three (3) years following the date of investment.  The Company does not have a redemption or repurchase plan and no secondary market for the sale of the Class A Interests exists.  The Manager may, in the future, create a mechanism for the sale, purchase or redemption of Member’s Class A Interests. Unless and until such mechanism is fully developed and implemented the level of liquidity for the Class A Interests should be considered uncertain. There is a risk that there will be no liquidity will be made available for Members to sell their Class A Interests and the Members will have to retain their Class A Interests until the Company is liquidated.

Compensation, carried interests and fees paid to the Manager regardless of success of the Company’s activities will reduce cash distributions.

The Manager will receive certain fees, carried interests and reimbursement of direct costs described in “Compensation,” regardless of the success of the Company’s investments in Royalty Interests. These fees, carried interests and direct costs will reduce the amount of cash distributions to investors. The amount of the fees is subject to the complete discretion of the Manager, other than the fees must not exceed competitive fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses and the fees must comply with any other restrictions set forth in “Compensation.” With respect to direct costs, the Manager has sole discretion on behalf of the Company to select the provider of the services or goods and the provider’s compensation. Restrictions on the Manager related to direct costs or carried interests are discussed in the Compensation section below.

There is no guaranty that cash distributions will be paid by the Company in any amount or frequency.

Currently, our strategy includes paying distribution to investors at least quarterly after Royalty Interests have been acquired. In the event of downturns in our operating results or other factors, we may be unable, or may decide not to pay distributions to our Members for an extended period. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance and investment expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

Further, because the Company’s investments will be in depleting assets, Company revenues and distributions made to Class A Interests Holders will generally decline with the passage of time. Accordingly, Investors should not assume that the Company will make regular distributions at a constant or predictable level. See “Participation in Costs and Revenues — Distributions.”

The ability to spread the risks of investing among a number of Royalty Interests will be reduced if less than the maximum offering proceeds are received and fewer investments are made.

The Company’s offering proceeds may not exceed $75,000,000 per annum. There are no other requirements regarding the size of the Company. Generally, the less offering proceeds received, the fewer investments in Royalty Interests that will be made by the Company, which would decrease the Company’s ability to spread the risks of investing across diverse set of Royalty Interests

The Manager may not be able to identify and successfully acquire Royalty Interests in a timely manner or even at all.

The Company’s overall investment return may decrease if the Manager is unable to successfully acquire Royalty Interest in a timely manner. Proceeds invested in the Company will earn extremely limited returns until the proceeds are invested in Royalty Interests so material delays in investing in Royalty Interests may negatively impact investment returns. Furthermore, there is a risk that the Manager will never be successful in acquiring Royalty Interests.

Fluctuations in commodity prices or changes in processing and transportation costs may adversely affect your return.

Volatility in the price of oil, gas and natural gas liquids is common and is expected to continue. If the average prices over time decline then this is expected to result in lower distributions and lower returns on the Member’s investment. Similarly, if the cost of processing and transporting the production associated with the Royalty Interest increases then this is expected to result in lower distributions and lower returns on the Member’s investment. It is expected that increases in commodity prices or decreases in processing and transportation costs would have the opposite effect.

The Company has not made any investments, the Manager has complete discretion to select which Royalty Interests are acquired by the Company, and the possible lack of information about the investments decreases your ability to evaluate the feasibility of the Company.

The Company has not made any investments in Royalty Interests or other assets and the Manager has discretion in determining the investments that will be acquired.

If there are material adverse events with respect to any of the Royalty Interests, the Manager will attempt substitute a new investment. Thus, you will not have any geological or production information to evaluate any additional and/or substituted investments. Also, if the subscription proceeds received by the Company are insufficient to make a particular investment, then the Manager will choose substitute investments that it believes are most suitable for the Company. You must rely entirely on the Manager to select the investments for the Company.

Geographic concentration in one area or operator concentration may increase risk.

If multiple investments are made in a single or limited geographical area and the associated wells and leases become marginal or nonproductive, then losses could be compounded and could be potentially worse than if the Company had diversified across a number of geographic areas. In addition, there could be shortages of rigs, equipment, supplies and personnel during this time period, or unexpected operational events and conditions associated with certain location. All of this could affect the Company’s cash flow and its ability to make distributions. Finally, if most of the investment in Royalty Interest are in a limited number of operators then a downturn or other event negatively affecting the limited number of operators could have a material adverse effect on the Company’s performance, and consequently, your investment.

The Company does not have a redemption plan.

The Company does not have a redemption plan and this limits the Member’s ability to sell or liquidate their investment in the Company. Any Investor must be prepared for this investment to have limited or even no liquidity options. Note; Members have restrictions on selling Class A Interests subsequently explained in this document, and the further note that the Company intends to create a mechanism to allow Members to sell and buy Class A Interests in approximately 3 years but the Company has no obligation to do so under the Operating Agreement or otherwise and furthermore the success of any such mechanism cannot be fully relied upon at this time.

The Company investments are subject to comprehensive federal, state and local laws and regulations.

The Company’s investments are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations affect the operation of oil and natural gas wells. Under these laws and regulations, the Company’s investments could also be subject to regulations regarding conservation practices and protection of correlative rights. Further, the oil and natural gas tax and regulatory environment could change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, thus, reduce the profitability of the Company’s investments.

Your Interests may be diluted.

The equity interests of the investors in the Company may be diluted. The investors in the Company will share in the Company’s investment income based upon their percentage interest in the Company. Additional subscriptions will result in additional investments but will also decrease investors percentage ownership in the Company.

The Company’s assets may be plan assets for ERISA purposes.

ERISA and the Code may apply what is known as the look-through rule to an investment in the Class A Interests. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if the look-through rule is applied. If the look-through rule were to apply, the Manager may be viewed as an additional fiduciary with respect to the qualified plan or IRA to the extent of any decisions relating to the undivided interest in the Company’s assets represented by the Class A Interests held by such qualified plan or IRA. This could result in some restriction on the Manager’s willingness to engage in operations that might otherwise be in the best interest of all Interest holders due to the strict rules of ERISA regarding fiduciary actions. See “Investment by Qualified Plans and IRAs.”

An investment in the Class A Interests may not satisfy the requirements of ERISA or other applicable laws.

When considering an investment in the Class A Interests, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements, as there are significant restrictions on the ability to sell or otherwise dispose of the Class A Interests, and whether the investment is permissible under the plan’s governing instrument. The Company has not evaluated, and will not evaluate, whether an investment in the Class A Interests is suitable for any particular plan. Rather, the Company will accept subscribers who meet the applicable suitability standards. In addition, the Company can provide no assurance that any statements of estimated value of the Class A Interests will not be subject to challenge by the Internal Revenue Service if used for any tax (income, estate, gift or otherwise) valuation purposes as an indicator of the fair value of the Class A Interests.

The statements of value that the Company will send to fiduciaries of plans subject to ERISA and to certain other parties are only estimates and may not reflect the actual value of the Class A Interests.

The statements of estimated value are based on the estimated value of each. The Manager will rely, in part, upon third party sources and advice in arriving at this estimated value. No independent appraisals on the particular value of the Class A Interests will be obtained and the value will be based upon an estimated fair market value as of the referenced date for such value. Because this is only an estimate, the Company may subsequently revise any valuation that is provided. The Company cannot ensure that:

•this estimate of value could actually be realized by the Company or by its partners upon liquidation;

•partners could realize this estimate of value if they were to attempt to sell their Interests;

•this estimate of value reflects the price or prices that the Class A Interests would or could trade at if they were listed on a national stock exchange or included for quotation on a national market system, because no such market exists or is likely to develop; or

•the statement of value, or the method used to establish value, complies with any reporting and disclosure or valuation requirements under ERISA, Code requirements or other applicable law.

Risks Related to the Company’s Royalty Interest Investments

The Company’s investments involve the possibility of a total or partial loss of your investment because the Company may invest in Royalty Interests related to (i) wells that are productive, but that do not produce enough revenue to return the investment made, and (ii) from time to time, dry holes.

Oil and natural gas investments are an inherently speculative activity. Before making an investment in Royalty Interests, the Manager cannot predict with absolute certainty:

•the volume of oil and natural gas recoverable from a well or lease;

•the net revenue received for produced volumes; or

•the time it will take to recover the oil and natural gas.

You may not recover any or all of your investment, or if you do recover your investment in the Company, you may not receive a rate of return on your investment that is competitive with other types of investment.

The Company may not be paid, or may experience delays in receiving payment, for its Royalty Interests despite production volumes having been delivered to the purchaser.

In accordance with industry practice, an operator typically will deliver oil or natural gas to a purchaser for a period of up to 60 to 90 days before it receives payment. Thus, it is possible that payments may not be made for oil or natural gas that already has been delivered if the natural gas purchaser fails to pay for any reason, including bankruptcy. In such case, this ongoing credit risk may delay, interrupt or negate distributions made by the Company.

Production from certain areas may be delayed until construction of the necessary gathering lines and production facilities is completed, which could reduce the Company’s net revenues.

If the Company invests in Royalty Interests related to wells drilled in certain areas not already serviced by existing gathering lines and production facilities, the production from those wells may be delayed until such gathering lines and production facilities are built. The additional costs and delays that might be incurred could decrease net revenues from such wells and could adversely affect distributions to investors.

It may take many years to return your investment in cash, if ever.

The return of your investment is a result of many factors which are not in the control of the Manager or the Company. These factors include but are not limited to production levels, commodity prices, processing and transportation costs, the timing of Royalty Interest investment and statutory and legal requirements. Company may invest in Royalty Interests related to projects in various stages of production. Thus, it may take many years to return your investment in cash, if ever.

Initial reserve and revenue estimates have inherent uncertainties and limitations and the Manager may not obtain independent reserve evaluations prior to investing in Royalty Interests

There are numerous uncertainties inherent in estimating oil and gas reserves and their estimated values, especially prior to production being established, including many factors beyond the control of the producer. Accordingly, the estimates of reserves may prove unreliable. Actual future production, revenue levels, development expenditures, and quantities of recoverable oil and gas reserves may vary substantially from those estimated. Further, the Manager may not obtain independent reserve evaluations prior to making an investment decision. Therefore, investors may have to rely solely on internal estimates provided by the Manager or on estimates provided by the operator of a project. Estimates provided by an operator who is also a prospect generator on the project may have inherent conflicts and may prove to be less than reliable.

Risks Related to the Company’s Organization and Structure

The decisions of the Manager may be subject to conflicts of interest.

There are conflicts of interest between the investors and the Manager and its affiliates. These conflicts of interest, which are not otherwise discussed in this “Risk Factors” section, include, but are not limited to, the following:

•the Manager has determined the compensation and reimbursement that it and its affiliates will receive in connection with the Company without any unaffiliated third-party dealing at arm’s length on behalf of the investors;

•The Manager may be managing multiple funds, and the Manager’s managers, employees and advisors may also own other oil and gas investments;

•because the Manager will receive a percentage of revenues, there may be a conflict of interest concerning which investments to be made based on the investment’s risk and profit potential;

•if the Manager, as tax matters partner, represents the Company before the IRS, potential conflicts include, for example, whether or not to expend Company funds to contest a proposed adjustment by the IRS, if any, to the amount of your deduction available with the Royalty Interests. and

•the same legal counsel may represent the Manager and the Company.

Other than certain guidelines set forth in “Conflicts of Interest,” the Manager has no established procedures to resolve a conflict of interest. Also, the Company does not have an independent investment committee. Thus, certain matters, including conflicts of interest between the Company and the Manager and its affiliates such as those described above or set forth in “Conflicts of Interest,” may not be resolved as favorably to the investors in the Company as they would be if there were an independent investment committee.

You will have limited voting rights and will be required to rely on the Manager to make all investment decisions and achieve the Company’s investment objectives.

The Manager will make all of the Company’s investment decisions, including determining the type, size, scope and location of projects in which the Company invests. In making those decisions, the Manager may consider the operators, the term of the underlying lease and other investment and operational factors. The Company’s success will depend on the quality of the decisions that the Manager makes, particularly relating to the type and location of the Projects in which the Company invests. You are not permitted to take part in managing, establishing or changing the Company’s investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of the management of the Company to the Manager.

Class A Interest Holder will have limited voting rights with respect to matters affecting the Company. (See “Summary of Operating Agreement”).

No Class A Interest Holder, individually or collectively, shall have any right, power or authority to remove or expel the Manager of the Company, to cause the Manager to withdraw from the Company, to appoint a successor Manager in the event of the withdrawal or bankruptcy of the Manager or otherwise, or to terminate the Company, unless such right, power or authority is conferred on it or them by law.

Amendment of Operating Agreement and Certificate of Organization

The Manager may amend the Operating Agreement and the Certificate of Organization of the Company (the “Certificate”) without Class A Interest Holder approval for (among other things):

•certain tax and regulatory purposes (provided that the Manager takes such measures as are reasonably necessary to prevent such an amendment from having a material adverse effect on the Company or the Class A Interest Holders generally);

•certain ministerial purposes; and

•such other purposes as the Manager may determine to be necessary, appropriate, advisable, incidental or convenient to the management and conduct of the business and affairs of the Company, provided that, in the Manager’s judgment, no amendment for any such other purpose has or could reasonably be expected to have a materially adverse effect on the Company or the Class A Interest Holders generally.

In no event, however, may the Manager effect any amendment that would:

i.require a Class A Interest Holder to pay any sum of money whatsoever in respect of such Class A Interest Holder’s Interest, whether in the form of a Capital Contribution, a loan or otherwise, other than that which such Class A Interest Holder has agreed to pay by way of such investor’s Subscription Agreement, the Operating Agreement or another agreement executed and delivered by such Class A Interest Holder;

ii.materially reduce the amount of distributions to which such Class A Interest Holder is entitled under the Operating Agreement, without the consent of such Class A Interest Holder; or

iii.modify the limited liability of a Class A Interest Holder, without the consent of such Class A Interest Holder.

The Manager may amend the Operating Agreement or the Certificate in a manner that materially adversely affects or could reasonably be expected to have a material adverse effect on the Company or the Class A Interest Holder generally if the Manager gives written notice to the Class A Interest Holder, at least thirty (30) calendar days prior to the implementation of such amendment, setting forth, in reasonable detail, all material facts relating to such amendment, and obtains the consent of the Class A Interest Holders to such amendment prior to the implementation thereof. In situations where the Manager is required to obtain the consent of Class A Interest Holders to an amendment to the Operating Agreement, the Manager may obtain such consent by way of “negative consent.” Under this procedure, the Manager would inform Class A Interest Holder of the proposed amendment no later than thirty calendar days prior to the implementation of the amendment, and the amendment would be deemed to be approved if a 50% majority in interest of the Class A Interest Holders who are not affiliated with the Manager fail to object to such amendment within that time frame. For this purpose, a Class A Interest Holder who may have a right to redeem its entire interest in the Company prior to the proposed implementation of such amendment would automatically be deemed not to have objected to such amendment.

The Manager may also use the “negative consent” procedure for other purposes, such as obtaining consent to: (i) actions and practices involving actual or potential conflicts between the interests of the Manager or any of its related parties, on the one hand, and the Company or the Class A Interest Holder, on the other hand, and (ii) the admission of an additional Manager in situations where the admission of an additional Manager would result in a change in the actual control or management of the Company.

The Manager may not amend the Operating Agreement or the Certificate in a manner that has or could reasonably be expected to have a material adverse effect on one or more specific Class A Interest Holders without the consent of the affected Class A Interest Holders.

The Operating Agreement or the Certificate may not be amended without the consent of the Manager.

Withdrawal of the Manager

The Manager may withdraw as the Company’s Manager upon giving not less than ninety calendar days prior written notice to the Class A Interest Holder (or not less than forty-five calendar days prior written notice in the event the Manager has caused the Company to admit one or more additional Managers in connection with such withdrawal).

The Manager’s officers manage other businesses and will not devote their time exclusively to managing the Company and its business, and the Company may face additional competition for time and capital because neither the Manager nor its affiliates are prohibited from raising money for or managing other entities that pursue the same types of investments that the Company targets.

The Company will not employ its own full-time officers, managers or employees. Instead, the Manager will supervise and control its business affairs. The Manager’s officers are also officers and/or employees of affiliates of the Manager. In addition to sponsoring and managing the Company, certain affiliates of the Manager currently manage other oil and gas related businesses, but do not manage, sponsor or distribute other investment products, including, other funds or investment entities with similar investment objectives to the Company. As a result, the time and resources that the Manager’s officers devote to the Company may be diverted. In addition, the Company may compete with any such investment entities for the same investors and investment opportunities, which could negatively impact the Company’s operations, business and financial condition. See “Conflicts of Interest — Conflicts Regarding Other Activities of the Manager and its Affiliates.”

The Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The Manager and its affiliates intend to continue to sponsor and manage, as applicable, funds and other investment vehicles similar to and different from the Company that may be sponsored and managed concurrently with the Company and they expect to experience further growth in their respective assets under management. The Manager’s future success will depend on the ability of its and its affiliates’ officers and key employees to implement and improve their operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment vehicles. However, they may not implement improvements to their management information and control systems in an efficient or timely manner and they may discover deficiencies in their existing systems and controls. Thus, the Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact the Company’s operations, business and financial condition.

Operational risks may disrupt the Company’s business and result in losses.

The Company expects to rely heavily on its internal financial, accounting, and other software systems. If any of these systems fail to operate properly or become disabled, the Company could suffer financial loss and a disruption of its business.

In addition, the Company will be highly dependent on its internal information systems and technology. These information systems and technology may not be able to accommodate the Company’s growth and the cost of maintaining such systems may increase from its current level. A failure to accommodate growth, or an increase in costs related to such information systems, could also negatively affect the Company’s liquidity and cash flows, and could negatively affect the Company’s profitability.

Finally, the Company is likely to rely on third-party service providers for certain aspects of its business, including certain accounting and financial services. Any interruption or deterioration in the performance of these third parties could impair the quality of the Company’s operations and could adversely affect its business and result in losses.

Changes in the laws or regulations that affect the terms and conditions set forth in this memorandum and/or the Operating Agreement could negatively impact the Company’s and/or your rights and obligations.

The Manager may, without your consent, amend the Operating Agreement to effect any change necessitated by a change in law or regulation that causes the terms and conditions set forth in this memorandum and/or the Operating Agreement to be, in the sole discretion of the Manager, no longer viable. The changes must be drawn as narrowly as possible so as to effectuate the original intent of this memorandum and the Operating Agreement. Nevertheless, these changes could negatively impact the Company’s and/or your rights and obligations.

You are not expected to have any protection under the Investment Company Act.

The Company will not register and does not expect in the future to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “40 Act”), in reliance upon an exemption therefrom under Section 3(c)(9). Among other things, the 40 Act generally requires investment companies to have a minimum of forty percent (40%) independent directors and regulates the relationship between the investment adviser (i.e., the Manager) and the investment company (i.e., the Company), in particular with regard to affiliated transactions. Such protections, and others afforded by the 40 Act, are not expected to be applicable to the Company. Should the 40 Act become applicable to the Company, these protections may be implemented in a manner that alters other rights and obligations of the Company and/or you with respect to other matters.

You may not have any protection under the Investment Advisers Act.

The Manager is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) but is currently seeking registration.  The Advisers Act contains many provisions designed to protect clients of investment advisers, including, among other things, restrictions on the charging by registered investment advisers of performance-based compensation. Such protections, and others afforded by the Advisers Act, are not expected to be applicable to the Manager and to the Company. Should the Advisers Act become applicable to the Manager and to the Company, these protections may be implemented in a manner that alters other rights and obligations of the Company and/or you with respect to other matters.  Failure to obtain registration will result in the lack of the protections afforded by the Advisers Act.

Any dispute in relation to the Operating Agreement is subject to alternative dispute resolutions and the exclusive jurisdiction of the courts of the State of Colorado, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Under our Operating Agreement, any dispute in relation to the Operating Agreement is subject to arbitration  Each Investor, or holder of Interests following a transfer of Interests, must bring any claim under the Operating Agreement in accordance with the dispute resolutions procedures, which include mediation and arbitration.  Any claims which are not subject to those procedures must be brought in the courts of the State of Colorado, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an investor were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the courts of Colorado. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Colorado, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently, and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Class A Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

Risks Related to the Tax Treatment of the Company and the Class A Interests

If the IRS classifies the Company as a corporation rather than a partnership, your distributions would be reduced under current tax law.

The Company will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. Although counsel has rendered an opinion to the Company that it will be taxed as a partnership and not as a corporation, that opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue relating to the Company. If the IRS successfully contends that the Company should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•the Company’s realized losses would not be passed through to you;

•the Company’s income would be taxed at tax rates applicable to corporations, thereby reducing cash available to distribute to you; and

•your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The Company could be taxed as a corporation if it is treated as a publicly traded partnership by the IRS. To minimize this possibility, our Operating Agreement places significant restrictions on your ability to transfer the Class A Interests. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences — Publicly Traded Partnerships.”

You may incur tax liability in excess of the cash distributions you receive in a particular year.

In any particular year, your tax liability from owning the Class A Interests may exceed the cash distributions and any marginal well production credits you receive from this investment. The Company’s taxable income could exceed the amount of cash distributions you receive in those years the Company repays its debt (if any) with income or proceeds from asset sales. Additionally, a sale of the Company’s investments may result in taxes in a given year that are greater than the amount of cash from the sale, resulting in a tax liability in excess of cash distributions. Your tax liability could also exceed the amount of cash distributions you receive due to allocations designed to cause the participants’ capital accounts (as adjusted by certain items) to be equal on a per Interest basis or from the Manager’s reinvestment of the Company’s revenues or the creation of a reserve. Therefore, you may have to pay any excess tax liability with funds from another source, because the distributions the Company makes may not be sufficient to pay such excess tax liability. Further, due to the operation of the various loss disallowance rules described in this Offering Circular, in a given tax year you may have taxable income (such as portfolio income) when, on a net basis, the Company has a loss, or you may recognize a greater amount of taxable income than your share of the Company’s net income because, due to a loss disallowance, income from some of the Company’s activities cannot be offset by losses from some of its other activities.

There are limitations on your ability to deduct the Company’s losses.

Your ability to deduct your share of the Company’s losses is limited to the amounts that you have at risk from owning the Class A Interests. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. This determination is further limited by a tax rule that applies the at-risk rules on an activity by activity basis, further limiting losses from a specific activity to the amount at risk in that activity.

This investment may cause you to pay additional taxes.

You may be required to pay alternative minimum tax in connection with owning the Class A Interests, since you will be allocated a proportionate share of the Company’s tax preference items. The Manager’s operation of the Company’s business affairs may lead to other adjustments that could also increase your alternative minimum tax. See “Federal Income Tax Consequences — Alternative Minimum Tax.”

The IRS may allocate more taxable income to you than the Operating Agreement provides.

The IRS might successfully challenge the Company’s allocations of taxable income or losses. If so, the IRS would require reallocation of the Company’s taxable income and loss, resulting in an allocation of more taxable income or less loss to you than the Operating Agreement allocates. The IRS may also challenge the amount of the Company’s deductions and the taxable year in which the deductions were claimed, including the deductions for expenses associated with royalty income. The timing of these deductions is based on a facts and circumstances test that the IRS could challenge successfully.

Any adjustments made by the IRS to the federal information income tax returns of the Company in which you invest could lead to adjustments on your personal federal income tax returns and could reduce the amount of your deductions from the Company or your depletion deduction with respect to its oil and natural gas properties in the year you invest and subsequent tax years.

Some of the distributions paid with respect to the Class A Interests will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

It is likely that a portion of each distribution paid by the Company will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. Since your capital in the Class A Interests will be reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for the Class A Interests, such as you might expect if you had purchased a bond. Also, payments made upon the Company’s liquidation will be taxable to the extent that such payments are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. As an administrative convenience to you, the Schedule K-1 statement you receive from the Company each year will provide information allowing you to determine the amounts allocable to your capital and the Company’s income from distributions you receive throughout the prior year.

No ruling will be requested from the IRS as to the tax consequences of investing in Interests.

Neither the Manager nor the Company has requested, or will request, a ruling from the IRS regarding the tax consequences of investing in Interests. In addition, the discussion of tax matters set forth in this memorandum was not intended or written to be used, and cannot be used by any prospective investor, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each prospective investor should seek advice from its independent tax advisor.

The tax benefits that may be available to you from your investment in the Company are not contractually protected.

An investment in the Company does not give you any contractual protection against the possibility that part or all of the potential tax benefits that may be available to you from your investment will be disallowed by the IRS. No one provides any insurance, tax indemnity or similar agreement regarding the tax treatment of your investment in the Company. You have no right to rescind your investment in the Company or to receive a refund of any of your investment in the Company if a portion or all of the intended tax consequences of your investment in the Company are ultimately disallowed by the IRS or the courts. Also, none of the fees paid by the Company to the Manager, its affiliates or independent third parties (including special counsel that issued the tax opinion letter) are refundable or contingent on whether the intended tax consequences of your investment in the Company are ultimately sustained if challenged by the IRS.

An IRS audit of the Company may result in an IRS audit of your personal federal income tax returns.

The IRS may audit the Company’s annual federal information income tax returns. If the Company is audited, the IRS also may audit your personal federal income tax returns, including prior years’ returns and items that are unrelated to the Company and may require an adjustment to your tax return. See “Federal Income Tax Consequences.”

The Company’s deductions may be challenged by the IRS.

If the IRS audits the Company, it may challenge the amount of the Company’s deductions and the taxable year in which the deductions were claimed. Any adjustments made by the IRS to the federal information income tax returns of the Company could lead to adjustments on your personal federal income tax returns and could reduce the amount of your deductions from the Company in the year you invest and subsequent tax years.

Changes in tax laws may reduce the potential tax benefits available from an investment in the Company.

The potential tax benefits from an investment in the Company may be affected by changes in the tax laws. Lower federal income tax rates will reduce to some degree the amount of taxes you save by virtue of your share of the Company’s deductions for expenses associated with royalty income, and any depletion you may calculate on such income. Changes in the tax laws could be made that would reduce your tax benefits from an investment in the Company.

If you invest through a tax-exempt entity or organization, you will have unrelated business taxable income from this investment.

Tax-exempt entities and organizations are subject to income tax on unrelated business taxable income (“UBTI”). Such entities and organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Although not all of the Company’s investment assets will be subject to UBTI, in the event that the Company acquires working interests, any income derived from such working interest investments may constitute UBTI and be subject to UBTI taxation. Furthermore, tax-exempt organizations in the form of charitable remainder trusts will be subject to an excise tax equal to 100% of their UBTI. Thus, an investment in the Class A Interests may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the Class A Interests. See “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations.”

Other Risks

Turbulence in the Financial Markets, the Economy May Adversely Affect the Performance of Your Notes, and These Conditions May Not Improve

There has been a widespread outbreak of coronavirus disease (COVID-19) in the United States (the “COVID-19 Outbreak”). The COVID-19 Outbreak has been declared to be a pandemic by the World Health Organization. The COVID-19 Outbreak (and any future outbreaks of coronavirus or similar disease) has led (and may continue to lead) to a significant disruption in the economy of the United States and the economies of other nations suffering the COVID-19 Outbreak. In certain cities and states, the COVID-19 Outbreak has caused a near total cessation of all non-essential economic activities. Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off a significant percentage of their workforce or shut down completely. It is generally expected that the COVID-19 Outbreak will worsen substantially before it improves, and that the entirety of the United States will ultimately be impacted. The COVID-19 Outbreak has caused substantial disruption and volatility in the credit markets which may continue for an extended period or indefinitely, may lead to a recession or depression in the United States and/or globally, and may adversely affect the performance and/or value of the Class A Interests. Actions taken in response to the COVID-19 Outbreak on a national, state and local level by governmental authorities may affect general and local economic conditions (including further closures of businesses). There can be no assurance that such actions will not be further extended or broadened or that any federal governmental body or other state or local jurisdiction will not adopt similar or potentially more restrictive measures during the marketing, the pricing, the day of closing or after the Closing Date.

There is particular uncertainty about the prospects for growth in the U.S. economy, with an expectation that the U.S. unemployment rate will spike to levels not seen since the Great Depression. A number of factors influence this uncertainty, including, but not limited to, recent instability of oil prices, an inverted yield curve, rising government debt levels, pandemics (including the COVID-19 Outbreak, as further described herein), rising unemployment, prospective Federal Reserve policy shifts, trade disputes and trade protectionism, instability in the Middle East, changing U.S. consumer spending patterns, changing expectations for inflation and deflation, negative interest rates in certain foreign countries, the COVID-19 Outbreak.

Moreover, other types of events may affect financial markets, such as uncertainty over, and the outcome or effect of, elections, war, revolt, insurrection, armed conflict, terrorism, political conflict, political crisis, natural disasters and man-made disasters.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Offering Circular include, but are not limited to, statements about:

•estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•our ability to acquire suitable investments, and advance our business model;

•the implementation of our business model and strategic plans for our business

•timing and receipt or revenues, if any;

•regulatory developments in the United States;

•our use of proceeds from this offering;

•our financial performance; and

•developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this Offering Circular. Further, we cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

PLAN OF DISTRIBUTION

This Offering shall remain open for until the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at which the offering is earlier terminated by the Company in its sole discretion so long as it is compliant with the qualification requirements of the Commission.

The Class A Interests are being offered and sold by the Company through 1) our own online efforts on the PetroFunders Platform at www.PetroFundersUSA.com , and 2) through the Entoro Securities, LLC (“Entoro”)-affiliated online listing platform “OfferBoard” at www.entoro.com on a best efforts basis.   OfferBoard is owned by OfferBoard, LLC, a subsidiary of Entoro Securities, LLC’s parent Entoro LLC.

OfferBoard, LLC, will also perform certain administrative and compliance related services in connection with all Class A Interests sold in this Offering, such as:

•Review investor information for investors in this Offering that invest through the OfferBoard platform, including performing and/or reviewing KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;

•Review each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation;

•Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

•Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks); and

•Coordinate with third party providers to ensure adequate review and compliance.

Entoro is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, it is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities. For more information, please see FINRA’s website at finra.org.

Entoro is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro Securities, fails. In such event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities.

The Company has agreed to pay Entoro a $10,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Entoro in connection with the Offering, such as, among other things, due diligence fees, technology platform setup costs, and other support necessary prior to qualification by the SEC of this Offering statement of which this Offering Circular forms a part. Entoro will refund any amount related to the advance expense allowance to the extent it is not used, incurred or provided to the Company. The Company has further agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection with its services for this Offering, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance under this engagement, up to a maximum of $40,000, with $3,000 being the maximum for background checks, and with $15,000 being the maximum allocated for reimbursement for use of an outside legal counsel, which Entoro may engage to assist in connection with its services in this Offering.

Should we opt to engage additional FINRA-registered entities as placement agents or brokers to support this offering, Entoro will assess a $10,000 advisory/consulting fee following the latter of FINRA approval of our engagement agreement with Entoro or SEC qualification of the offering.

Lastly, Entoro will receive a portion of the carried interest to which the Manager is entitled to receive, distributed quarterly for the life of the fund or otherwise in the ordinary course of business, pro rata based on the share of total capital raised in this Offering sourced from Entoro’s efforts for the period commencing on the initial qualification of this offering through the earlier to occur of: (i) the date the maximum offering amount of $75,000,000 is sold; or (ii) twelve months from SEC qualification of this Offering.  The aforementioned Carried Interest aggregate lifetime payout is capped at 7% of the gross capital raised in this Offering by Placement Agent through its selling efforts.

Aside from this potential carried interest, the total maximum compensation Entoro would be entitled to if the Company issued the maximum number of securities under a $75,000,000 raise would be $770,000, which includes $750,000 as a 1% commission and $20,000 in maximum advisory fees and expenses.

No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to the Manager affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly with North Capital Private Securities Corporation, as escrow agent, and shall be released periodically, upon request by the Company. The purchase price for the Class A Interests is $100 per Interest, with a minimum purchase of ($10,000) 100 Interests. There is no minimum amount the Company must raise prior to funds being released to the Company. Subscription Agreements are irrevocable.

The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website at www.PetroFundersUSA.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

The Offering is being conducted on an ongoing basis and Closings will be conducted on a monthly basis.  The Manager, in its sole discretion, reserves the right to accept or reject any subscription for Class A Interests, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  If the Manager rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall cause the Escrow Agent to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole a Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, a Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

Investments will be processed on a first come, first served basis, up to the Offering Amount of $75,000,000 per annum.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Periodically, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 750,000 Class A Interests offered at an offering price of $100 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, the Manager will use the net proceeds to purchase Royalty Interests. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

Scenario	25%	50%	75%	100%
Interests Sold	187,500	375,000	562,500	750,000
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Selling Commissions(1)	$197,500	$385,000	$572,500	$760,000
Royalty Interests	$18,552,500	$37,115,000	$55,577,500	$74,240,000
Total Use of Proceeds (2)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

(1)The Company will pay Entoro Securities, LLC a selling commission of 1%, plus a $10,000 one-time advance on expenses. Numbers in table do not include a possible $10,000 fee if Company engages additional FINRA-registered broker-dealers or placement agents.

(2)Does not include a management fee of 1.75% based on the total capital placed into Royalty Interests. The management fee will cover all costs in connection with this offering including legal, accounting, marketing, and other costs, except for certain transaction expenses.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

As of May 27, 2021, the Manager has incurred approximately $55,000 to the Company for offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Class A Interests.

DESCRIPTION OF BUSINESS

PF Royalty I LLC is an emerging growth company which was formed on February 26th, 2021. We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. We intend on generating revenues from investments in various oil and gas interests, including, but not limited to, oil and gas rights, mineral royalties, over-riding royalties and volume production payments and other related assets and investments (collectively “Royalty Interests”)

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Class A Interests herein on a best-efforts basis. The Company will use the proceeds from this Offering to purchase, manage, and sell Royalty Interests. Income from our Royalty Interests will be used to make distributions to Class A Interest Holders less any fees paid to the Manager.

Special Purpose Entities

The Company may directly acquire Royalty Interests or may invest through “special purpose entities,” also known as “SPEs.” In which case, the SPEs will hold title to such acquired Royalty Interests. The Company, in turn, would invest in the SPE and own all of the equity interests in such SPE. The Company may also invest in other funds or investment vehicles.

Company Objectives and Strategy

The Company has definite objectives to fulfill its strategy. These include:

•Penetrate the market of providing oil, gas and related investment opportunities for qualified individuals and/or business entities); and

•Increasing profits as allowed by market conditions.

•To purchase and hold Royalty Interests;

•To make distributions as income is generated by such Royalty Interests;

•To pay competitive cash distributions and deliver attractive lifecycle returns on investment

•To opportunistically exit Royalty Interests at a profit; and

•To preserve, protect, and return capital contributions.

The Company has several strategic objectives. Fundamentally, the Company intends to provide accredited and non-accredited investors easy access to oil and gas royalty investments which would otherwise be difficult to obtain. The Company intends to acquire a diverse portfolio of Royalty Interest in the United States with the primary focus on Royalty Interest that are revenue generating immediately or in the near term. The Company is focused on identifying under-served mineral, working-interest and overriding royalty owners, and offering these owners the option to access cash by selling Royalty Interests to the Company at a competitive price. Royalty Interests purchased at a competitive price are expected to allow our Investors to receive competitive, risk adjusted, full cycle returns on their Investments, regular payment of distributions and obtain exposure to commodity prices. In order to maximize the full cycle returns to our Investors the Company will continuously monitor the marketplace to identify the right moment to sell assets to maximize the Investor’s returns.

Investment Strategy

The Company is seeking to invest in a diversified portfolio of revenue producing investments in Royalty Interests throughout the United States.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diverse portfolio of such investments which are well-selected and well-managed. These investments are, or relate to, projects primarily located in the United States.

Targeted Investments

We will seek to acquire a diversified portfolio of Royalty Interests. We will target developed income producing assets that provide current and predictable cash flow with limited to no operating expenses or liabilities. Royalty Interests will include, but not be limited to, the following:

•Mineral rights and royalties

•Royalty overrides

•Volumetric production payments

•Oil and gas focused exchange traded funds

Although we expect that most of our investments will be of the types described above, we may make other investments, such as money markets or similar assets.

Due Diligence

When the Company identifies a potential investment opportunity, the Manager will plan and execute an appropriate due diligence process. The due diligence process is at the Manager’s sole discretion and will vary between different acquisitions. The Manager will take into consideration many factors including the quality of the operator, the historical performance of the wells and leases, the quality of the records and the maturity and uncertainty related to future operating and development decisions. After the due diligence process has been completed, the Company will determine whether the project is suitable or not.

If an investment is not suitable, the Company will cancel the contract and look for the next opportunity.

Market Outlook and Opportunity

The Company believes that the near and intermediate-term market for investment in oil and gas royalties is compelling from a risk-return perspective. The Company believes that our investment strategy combined with the experience and expertise of our Manager’s team will identify opportunities for Royalty Interest investments with attractive returns directly with landowners, operators, and non-operators, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders. The Manager has complete discretion to purchase any Royalty Interest it sees fit.

The Company believes that the following market conditions illustrated in the U.S. Energy Information Administration (EIA) charts below are beneficial to our investment strategy as the makeup of energy consumption is primarily composed of natural resources (petroleum and other liquids, natural gas) into 2050. While renewable energy is showing strong growth, it’s low starting point means that oil and gas will be the larger source of energy for the foreseeable future. Given that the United States is one of the world's largest oil and gas producers and consumers, and one of the few countries that allows for private ownership of mineral rights, it presents a favorable investment environment with long-term demand.

Montana Thrust Belt
Niobrara
Bakken
Heath
Cody
Williston Basin
Big Horn Basin
Powder River Basin
Three Forks
Hillard-Baxter-Mancos
Mowry
Michigan Basin
Antrim
Greater Green River Basin
Niobrara
Unita Basin
Mancos
Park Basin
Denver Jules Basin
Forest City Basin
Illinois Basin
Utica
Marcellus
San Joaquin Basin
Manning Canyon
Piceance Basin
Appalachian Basin
Monterey-Temblor
Hermosa
Paradox Basin
Excello Mulky
Cherokee Platform
New Albany
Pierre
Lewis
Monterey
Raton Basin
San Juan Basin
Anadarko Basin
Fayetteville
Chattanooga
Devonian (Ohio)
Santa Maria-Ventura-Los Angeles Basins
Woodford
Palo Duro Basin
Bend
Arkoma Basin
Black Warrior Basin
Conasauga
Abo-Yeso
Glorieta-Yeso
Ardmore Basin
Floyd
Valley & Ridge Province
Neal
Bone Spring
Ft. Worth Basin
Permian Basin
Barnett
Haynesville-Bossier
Spraberry
Tuscaloosa
Delaware
TX-LA-MS Salt Basin
Eagle Ford
Western Gulf
Current play – oldest stacked play
Current play – intermediate depth/age stacked play
Current play – shallowest/youngest stacked play
Prospective play
Basin

Competition

In originating these investments, we complete with other Royalty Interest focused firms, specialty finance companies, banks, insurance companies, institutional investors, investment banking firms, private funds, family offices, as well as any online platforms that compete with the PetroFunders Platform. Many of our competitors have greater financial resources than we have. In addition, there are other companies or funds that have similar acquisition objectives similar to ours, and others may be organized in the future, which may increase our competition for the investments suitable for us.

Our competitors may be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively, there is enormous competition in our market sector and there can be no assurance that we will complete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

While strong competition exists, we believe that our approach to originating investments is unique and strategically focuses on the highly fragmented portion of our market sector. This approach will aim to take advantage of an underserved population of royalty interest owners looking to divest their position.

Commodity Prices

Oil and natural gas prices are not regulated, but instead are subject to factors that are generally beyond the Company’s and the Manager’s control such as the following:

•The quality of the production including but not limited to gravity, sulfur levels, H2S levels and CO2 levels

•the cost, proximity, availability, and capacity of pipelines and other transportation facilities;

•the price and availability of other energy sources, such as coal, nuclear energy, solar wind, and alternative fuels;

•changes in federal income tax laws affecting the oil and natural gas industry;

•local, state, and federal regulations regarding production, conservation, and transportation;

•overall domestic and global economic conditions;

•the impact of the U.S. dollar exchange rates on oil and natural gas prices;

•technological advances affecting energy consumption;

•domestic and foreign governmental relations, regulations and taxation;

•the general level of supply and market demand for oil and natural gas on a regional, national and worldwide basis; and

•weather conditions and fluctuating seasonal supply and demand for oil and natural gas

Employees

The Company does not currently have any full time or part time employees. We have and will engage independent contractors to provide professional services.

Exit Strategies

All Investors must understand that this is a long-term investment with restriction of selling during certain periods and uncertainty regarding liquidity availability. The Company may seek to list the Class A Interests on an exchange or secondary trading platform, but the Company has no obligation to do so and there is no guarantee such listing will take place. The Company will manage the portfolio of Royalty Interest and may opportunistically choose to sell investments. In such situations the Company may either distribute from sales proceeds to Members or reinvest the proceeds into new Royalty Interests. The Company may also choose to opportunistically divest all assets and distribute proceeds to the Members. These decisions will be influenced with market conditions at that time.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest initially in Royalty Interests associated with wells and leases throughout the United States.

Reports to Security Holders

Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at www.PetroFundersUSA.com.

Government Regulation

As noted above in the Commodity Price section, the prices for hydrocarbon production are set by the marketplace

Federal and state and local governments do regulate the oil and gas industry in numerous ways including:

•Federal safety and emissions and other environmental regulations, regardless of the activity being on federal, state or private lands;

•State and local safety and environmental regulations which again can impact activity on federal, state or private lands;

•For oil and gas developments on federal lands the government sets the lease terms and there are numerous permitting and notification processes for both wells and surface facilities;

•For oil and gas development on state or private lands, the state sets the terms on state leases, and the state or local governments set the permitting and notification requirements;

•Most oil and gas operations are covered by conservation and operating regulations which set guidelines about how the oil and gas can be produced and ultimately abandoned;

•Pipelines can also be regulated and these regulations can impact transportation availability, fees and how pipeline capacity is allocated.

Required compliance with these federal, state and local laws and regulations may cause delays or increase costs or change the price received for production. Additionally, these laws and regulations can be changed frequently and therefore can be unpredictable. Despite reasonable efforts by the Manager to understand current and future laws and regulations changes in laws and regulations may impact the production and revenue received by Royalty Interest investments.

Proposed Regulation

From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that, if enacted, would significantly and adversely affect the oil and natural gas industry. The proposals typically involve, among other things:

•limiting the disposal of waste water from wells or the emission of greenhouse gases, which could substantially increase the operating costs;

•imposing federal and state laws and regulations on hydraulic fracturing of wells;

•changes in the federal income tax benefits for drilling oil and natural gas wells as discussed in “Federal Income Tax Consequences”;

•tax credits and other incentives for the creation or expansion of alternative energy sources to oil and natural gas; and

•establishing a cap and trade system for carbon emission.

Also, Congress could re-enact price controls or additional taxes on oil and natural gas in the future. However, it is impossible to accurately predict what proposals, if any, will be enacted and their subsequent effect on the Company’s activities. However, it appears to the Manager that the trend is toward increased federal and state regulation of oil and natural gas drilling and production activities, particularly with respect to hydraulic fracturing of wells and emissions of greenhouse gases, which includes the methane component of natural gas, and carbon dioxide, which results when natural gas is burned. More stringent federal or state regulations could increase the compliance costs or result in possible restrictions.

The Company believes that many of the possible changes noted above will impact the future development of wells and leases more than the existing production from current wells and leases. In some cases the changes may benefit current existing wells and leases by increasing commodity prices. In this way, the Company’s primary focus on investment in Royalty Interests with existing wells and production may be advantaged over other royalty strategies.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DESCRIPTION OF PROPERTY

The Company does not own any properties. The Company currently utilizes an office space located at 2255 S. Wadsworth Blvd., Suite 106 Lakewood CO 80227, (the “Company Headquarters”). We believe that the Company Headquarters is currently adequate for the purposes of our operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

PF Royalty I LLC was formed in the State of Delaware on February 26, 2021. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase Royalty Interests related to projects in the United States. The Company primarily intends on purchasing investments with existing or soon to occur production. Furthermore, over time the Company intends to create a diverse portfolio of Royalty Interests which will include both oil and gas, multiple operators and multiple fields and geologic basins.

Results of Operations

For the period ended February 26, 2021 (inception) through February 28, 2021 (audited)

We generated no revenues for the period February 26, 2021 (inception) through February 28, 2021. We do not have any current activities. We have generated expenses of $0 from February 26, 2021 (inception) through February 28, 2021.

Total expenses

From February 26, 2021 (inception) through February 28, 2021, we have not generated any expenses.

Assets

We currently have no deferred offering costs

Liabilities

We currently have $0 in related party advances.

Liquidity and Capital Resources

From inception, the Company will finance investment activities through capital contributions from investors. Startup and offering expenses will be paid by the Manager without the right to reimbursement, however, the Manager has no agreement to provide such funding.  In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses of the Company at the sole discretion of the Manager. At the time of this filing, no capital contributions have been made to the Company.

Plan of Operations

The Company plans to launch in 2021. The proceeds from the Offerings will be used to acquire Royalty Interests.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

MANAGERS AND ADVISORS

The PF Advisors LLC, a Colorado limited liability company, as the Manager, is managed by a board of managers. The board of managers and executive officers as of April 12, 2021 are as follows:

Name	Position	Age	Term of Office	Approximate Hours Per Week
Maurice Dukes	Manager	31	Feb, 2021– Present	Full time

Ryan Werking	Manager	29	Feb, 2021– Present	Full time

Maurice Dukes, Manager

Mr. Dukes co-founded PetroFunders in 2020. Previously held corporate reservoir engineering positions for a private equity-backed E&P in the Piceance Basin. During this time he was instrumental in maintaining and increasing the enterprise value exceeding $1 billion. He has expert technical and A&D experience with oil & gas assets across Texas, Louisiana, North Dakota, Wyoming, Colorado and Utah. He has shown expertise in bringing forth material high value projects that meet or exceed acceptable market hurdle rates. During his time at QEP Resources he launched an industry leading refrac program in the Haynesville and oversaw $35 million non-operated budget. He holds a B.S. in Petroleum Engineering from University of Oklahoma

Ryan Werking, Manager

Mr. Werking co-founded PetroFunders in 2020. As a 3rd generation entrepreneur, he started an engineering consulting company in 2015. His first client was Dr. John Wright assisting with the 2nd edition of Oil and Gas Property Evaluations aka “The Blue Book.” Since 2015, he has had a wide variety of roles such as financial modeling for large independents, integrating international and state laws, well abandonment designs, and project management. He has constructed project evaluations with large independents to national oil companies in Mexico, South Africa, Australia, Papua New Guinea, and Timor Leste ranging as large as $600 million. Mr. Werking holds a B.S. in Petroleum Engineering from Colorado School of Mines.

Board of Advisors

The Manager has assembled a Board of Advisors, which consist of industry experts and professionals. Although the Board of Advisors are not control persons and do not have management or investment authority, the Board of Advisors will provide guidance and assistance in sourcing and selecting investment opportunities.

Kevin Blair	Advisor	Feb 2021- Present
Stephen Gornick	Advisor	Feb 2021- Present
Scott Sloan	Advisor	Feb 2021- Present
Richard Sotiros	Advisor	Feb 2021- Present

Kevin Blair, JD, Advisor

Mr. Blair has over 30 years of oil and gas experience. He has spent the last 10 years as a Principal of Merchant Banking Associates, and has focused on mergers and acquisitions in the natural resources, construction and manufacturing markets. He has extensive legal experience with securities, real estate, cryptocurrency, contracts, oil and gas, and tax law. He graduated from Colorado School of Mines with a BS in Civil Engineering, the University of Denver with a JD specializing in tax, and holds a Series 63 and Series 7.

Stephen Gornick, Advisor

Mr. Gornick has over 30 years of oil and gas experience, and has been directing operations, increasing production and proven reserves, and evaluating oil and gas reservoirs in North America since 1990. In addition to being President of East Peak Companies, he is the Chief Reservoir Engineer for Nissan Chemical. His current suite of projects includes new applications for EOR, completions, paraffin treatment, and CO2/helium production. Previously, Mr. Gornick was instrumental in expanding Whiting’s production from around 10,000 barrels per day to over 150,000 barrels per day over a 10-year period. While at QEP Resources, he was responsible for adding 35 million barrels of proved reserves. Steve holds a B.S. in Petroleum Engineering and an MS in Mineral Economics/Operations Research from the Colorado School of Mines.

Scott Sloan, MBA, Advisor

Mr. Sloan has over 30 years of oil and gas experience. He brings deep knowledge of upstream A&D processes, partnerships and corporate governance. Most recently as President and CEO he oversaw the completion of over a dozen US onshore divestments by Vanguard Natural Resources to mostly private operators and gained relevant insights into PetroFunders’ marketplace. Previously Mr. Sloan held senior leadership roles including SVP of Strategy for Hess and President of BP Russia; numerous corporate and business unit level CFO roles; and A&D oriented roles such as M&A Director for BP. Mr. Sloan has extensive experience in the board room as a director for companies including Vanguard Natural Resources, TNK and Medgaz. He graduated from Colgate University with BA in Economics (Honors) and from the University of Chicago with an MBA.

Richard Sotiros, CPA, Advisor

Mr. Sotiros has 36 years of experience in accounting. He has spent the past 15 years as a member of the accounting firm of Sotiros & Sotiros, LLC, Certified Public Accountants, which includes clients in the oil and gas industry. As a CPA, he has been part of M&A activity with various clients, aggregating $50 million in deals. He was responsible for annual payments in excess of $500 million for film and television participating interests. In 1996, Warner Bros. merged with Turner Entertainment and he was involved in the logistics of coordinating merged departments. Mr. Sotiros has a B.S. in Business from the University of Colorado, Boulder.

Exculpation and Indemnification of the Manager

The Operating Agreement provides that to the extent the Manager has duties (including fiduciary duties) and liabilities relating thereto to the Company or any Member, the Manager shall not be liable for monetary or other damages to the Company or such Member for the Manager’s good faith reliance on the provisions of the Operating Agreement or for: (A) losses sustained or liabilities incurred by the Company or such Member as a result of errors in judgment on the part of the Manager, or any act or omission of the Manager, if such losses or liabilities were not the result of the Manager’s willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, its duties under the Operating Agreement; (B) errors in judgment on the part of any person, or any act or omission of any person, selected by the Manager to perform services for or otherwise transact business with the Company, provided that, in selecting such person, the Manager acted without willful misfeasance, bad faith or gross negligence; or (C) circumstances beyond the Manager’s control, including the bankruptcy, insolvency or suspension of normal business activities of any broker-dealer, bank or other financial institution holding assets of the Company.

The Operating Agreement further provides that to the extent any affiliate of the Manager, or any shareholder, partner, member, director, officer, employee or agent of the Manager or of any of its affiliates, has duties (including fiduciary duties) and liabilities relating thereto to the Company or any Member, such person shall not be liable for monetary or other damages to the Company or such Member for such person’s good faith reliance on the provisions of the Operating Agreement or for losses sustained or liabilities incurred by the Company or such Member as a result of errors in judgment on the part of such person, or any act or omission of such person, if such losses or liabilities were not the result of such person’s willful misfeasance or bad faith.

Pursuant to the Operating Agreement, the Company will, to the fullest extent permitted by law, indemnify the Manager, each of its affiliates and each shareholder, partner, member, director, officer, employee or agent of the Manager or of any of its affiliates (“Manager Associate”)– from and against any and all Losses (defined below), except to the extent that it is determined (in a judgment or order not subject to further appeal or discretionary review by a court, governmental body or agency or self-regulatory organization having jurisdiction to render or issue such judgment or order) that an act or omission of such Manager Associate was material to the matter giving rise to such Losses and that such Manager Associate is not entitled to be exculpated from such Losses as described above. “Losses” include any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement and other amounts actually and reasonably paid or incurred by a Manager Associate in connection with any and all proceedings that relate, directly or indirectly, to acts or omissions (or alleged acts or missions) of such Manager Associate in connection with the Manager’ role as the Company’s Manager and in which such Manager Associate may be involved, or is threatened to be involved, as a party, witness or otherwise, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion.

Notwithstanding the foregoing, no exculpation or indemnification of a Manager Associate shall be permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

Family Relationships

There are no family relationships among the members of our board of managers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, managers or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

COMPENSATION OF MANAGER

The following table sets forth the cash compensation of Manager:

MANAGEMENT FEES AND PROFIT SHARING- OPERATIONAL STAGE FEES
ASSET MANAGEMENT FEE	1.75% Royalty Interests

The Manager (or designated affiliate(s)) shall be entitled to an asset management fee in an annual amount equal to 1.75% of the total aggregate amount of capital contributions invested in Royalty Interests (taking into account investments and divestments). Assuming the sale of the maximum amount of Class A Interests, payment of commissions to our placement agent and the deployment of the remaining amount into Royalty Interests, the Manager would be entitled to a management fee in the amount of $1,299,375.

Manager

DISTRIBUTION SHARE	5% of net profits	The Manager, as the holder of the Class B Interests, shall be entitled to receive five percent (5%) of the Company's quarterly distributions	Manager
LIQUIDATION SHARE	2.5% of net profits	The Manager, as the holder of the Class B Interests, is entitled to receive two and ½ percent (2.5%) of the net profits from the sale of any Royalty Interest.	Manager
COMPANY EXPENSES

The Manager will be entitled to reimbursement of Company Expenses, which include expenses incurred by the Company in connection with the operation of the Company other than organizational expenses and offering expenses, including, but not limited to Liquidation Transaction Costs, third-party Royalty Interest acquisition costs, due diligence fees, accounting fees, and broker selling commissions, which shall be covered by the Company.  Liquidation Transaction Costs include all costs and expenses associated with the actual or proposed sale, liquidation or disposal of an asset (including, but not limited to, due diligence fees, advisor fees, legal fees, appraisals, transaction fees, etc), not to exceed five percent (5%) of the actual or proposed sale of the asset.

The Manager will not receive any fees or reimbursement of expenses associated with the organization of the Company or the offering of the Class A Interests.

The Manager is the holder of the Class B Interests. The Class B Interests were issued, at formation, as founder’s interest for no consideration. Currently the Manager holds 100% of the members’ equity of the Company. As set forth in the table above, the Manage, as the holder of the Class B Interest, is entitled to receive a 5% carried interest on operating income distributions and 2.5% interest on liquidation proceeds.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager received Class B Interests at formation for no consideration.

Investment Adviser Consideration

The Manager has not registered as an Investment Adviser under the Investment Advisers Act of 1940 but is currently in the process of seeking registration as a federally registered investment adviser.  There is no assurance that such registration will be obtained in a timely manner or at all.

Transfer Agent

We intend to enlist the services of Computershare Limited as our transfer agent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A Interests and Class B Interests by (i) each person who is known by the Company to own beneficially more than ten percent (10%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our current executive officers, significant employees and directors as a group, as of April 20, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that Class A Interests subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 2021, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record shareholders list and public ownership reports filed by certain shareholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the shareholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the Class A Interests shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 2255 S. Wadsworth Blvd., Suite 106 Lakewood CO 80227. As of April _, 2021, no Class A Interests have been issued and our Class B Interests are owned by PF Advisors, LLC, which is beneficially owned by the following individuals.

Name and Address of Beneficial Owner	Interests Beneficially Owned	Percentage
Officers Directors
Maurice Dukes	292 Class B Interests(a)(b)	29.23%
Ryan Werking	292 Class B Interests(a)(b)	29.23%

All officers and directors as a group (2 persons)		58.46%

Other Beneficial Owners
Stephen Gornick	130 Class B Interests(a)(b)	12.99%

Total	714 Class B Interests	71.45%

(a)Reflects beneficial ownership through ownership in PetroFunders, Inc. All Class B Interests are owned by PF Advisors, LLC, which is wholly owned by PetroFunders, Inc.

(b)Based on 1,000 Class B Interests.

Transfer Agent

The stock transfer agent for our securities is Computershare Limited.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of Company interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

The Code classifies some partnerships as publicly traded partnerships for tax purposes, referred to as “PTPs.” If the Company were to be classified as a PTP and did not qualify for the income exception discussed below, the Company would be taxed as a corporation, the treatment of which the Company described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as certain income from natural resources, interest and dividends, rents from real property and gains from the sale of real property. Although the Company expects that almost all of its income will be “qualifying income” for PTP purposes, the Company does not intend to rely on that exception to the general rule regarding the taxation of PTPs and will take steps to limit the market for its Interests

The legislative history of Code Section 7704 provides that a secondary market for interests in a Company or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their Company interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the Company are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the Company and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holders of interests in the Company have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the Company in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a Company may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

The Company does not intend to list the Class A Interests on any market. The Class A Interests also will not be readily tradable on a secondary market, nor does the Company expect them to be in the future. Therefore, the Company will be a PTP only if the Class A Interests become readily tradable on the substantial equivalent of a secondary market. The Class A Interests do not become readily tradable merely because the Company may provide information to its partners regarding other partners’ desires to buy or sell Interests to each other, or occasionally arrange transfers between partners. Moreover, the Class A Interests do not become readily tradable if the Company creates a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

1.it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;

2.deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

3.sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

4.the closing of the sale does not occur until at least 45 days after information about the offering is made available;

5.the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

6.the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

7.the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in Company capital or profits.

Therefore, the Company does not believe that the IRS should not treat the Company as a PTP. This opinion is based in part on the Company’s representation to counsel that the Class A Interests will not be listed on any securities exchange and that, in accordance with Article VI of the Operating Agreement, the Manager will refuse to recognize or give effect to any assignment of the Class A Interests for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly the Company’s distributions or to acquire an interest in the Company’s capital or profits) that it knows or has reason to know occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of Interests, in any given year, that would result in the transfer of more than the lesser of (X) 2% of the total interests in the Company’s capital or profits as determined in accordance with Regulations Sections 1.7704-1(j) and 1.7704-1(k) or (Y) the excess of 10% of such Interests over the Class A Interests the transfer of which the Manager concludes in good faith were described in Treasury Regulation Sections 1.7704-1(f) or 1.7704-1(g) other than those that the Manager determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1 in any given year, such as those pursuant to the Participants’ Presentment right. See “Transfer of the Class A Interests/Withdrawal — Restrictions on the Transfer of the Class A Interests and Withdrawal.” This is pursuant to a “safe harbor” under Treasury Regulation Section 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the Company’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2%, or such lesser percent as described above, of the total interests in Company capital or profits. Even if the Company exceeds the 2% limit due to transfers pursuant to one or more safe harbors, the Company will not allow transfers that would cause more than 10% of its Interests to be transferred.

While the Company will use its best efforts to limit the type and number of transfers of Interests to those that will allow the Company to remain within the 2% safe harbor, the Company does not warrant that the Company will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of Interests could occur that would cause the Company to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for Interests. No assurances can be offered, however, that, if the amount and type of trading in the Class A Interests were to fall outside the safe harbor, the IRS would not assert publicly traded Company status with respect to us.

If the Company is classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of the Company’s gross income were to come from certain “qualified sources.” A significant portion of the Company’s business will be generated from the exploration, development, mining or production of natural resource properties, or the processing, refining, transportation or marketing of natural resources. Income and gains from these sources are “qualified.” Thus, if the Company were a PTP, the Company might not be subject to corporate tax treatment due to the sources of the Company’s gross income. Nevertheless, if the Company were a PTP and the Company’s qualifying income was less than 90% of the Company’s gross income, the major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, the Company’s income would be subject to corporate income tax and the Company’s losses would not be passed through its partners. If the Company is taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a Company to a PTP taxable as a corporation as an exchange that could give rise to tax liabilities for the Company’s members if the Company’s debt exceeded the tax basis of the Company’s assets at the time of the change in tax status — even though partners likely would not receive cash distributions from the Company to cover such tax liabilities. In addition, the Company’s distributions would be classified as portfolio income (dividends) rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to the Company or other activities giving rise to passive activity losses.

The remaining discussion assumes that the Company will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the Company.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the Company. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on their federal income tax return their distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct theirs distributive share of Company losses, if any, to the extent of the tax basis of their Class A Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•perform its duties with the skill, prudence and diligence of a prudent person;

•diversify the qualified plan’s investments so as to minimize the risk of large losses; and

•act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules although they are subject to the rules against engaging in prohibited transactions. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in the Class A Interests with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;

•acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and

•a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustains. The Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Code or ERISA, Interests may not be purchased by a qualified plan or IRA from assets owned or controlled by the Company or from assets for which the Company or any of its affiliates are fiduciaries.

Plan Assets

If the Company’s assets are determined under ERISA or the Code to be plan assets of qualified plans and/or IRAs owning the Class A Interests, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that the Company takes. In addition, some of the activities described in this prospectus in which the Company might engage might constitute prohibited transactions under the Code and ERISA for qualified plans and IRAs, even if their purchase of the Class A Interests did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the Company in violation of ERISA.

In some circumstances, ERISA and the Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Code, however, exempt from the look-through principal investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations, undivided interests in the underlying assets of a collective investment entity such as the Company will not be treated as plan assets of qualified plan or IRA investors if either:

•the Class A Interests are publicly offered;

•less than 25% of any class of the Class A Interests are owned by qualified plans, IRAs and certain other employee benefit plans; or

•the Company is an operating company.

To qualify for the publicly-offered exception, the Class A Interests must be freely transferable, owned by at least 100 investors independent of the Company and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the Company’s fiscal year during which the Company’s offering occurred. The Class A Interests are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the Class A Interests will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether the Class A Interests are freely transferable is a factual determination. However, the Company believes that the limits on assigning the Class A Interests and on substituting partners contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment is not greater than $10,000.

Whether the Company’s assets will constitute “plan assets” is a factual issue that may depend in large part on the Company’s ability throughout its life to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, the Company’s counsel is unable to express an opinion on this issue.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire the Class A Interests should involve, among other factors, considerations that include whether:

•the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

•the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating the Class A Interests;

•the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

•the investment is made solely in the interests of plan participants;

•the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from the Company’s business affairs; and

•the current value of the Class A Interests will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

SUMMARY OF OPERATING AGREEMENT

The Operating Agreement is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company, giving consideration to their respective ownership period. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated shall be allocated 95% to the Class A Members (in proportion to their respective Percentage Interests) and 5% to the Class B Interests which are held by the Manager. In all cases, consideration will be given to their respective ownership period.

Operating Cash Distributions

The Manager may make Distributions of Distributable Cash quarterly or as otherwise deemed prudent by the Manager out of available cash flow from operations equal to the total cash gross receipts of the Company during the previous quarter (i) derived from all sources (other than capital contributions and capital transactions) together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, or the sale, refinancing or disposition of investments, as determined by the Manager, net of disbursements and less the operating expenses of the Company paid during such period (including, but not limited to, present and anticipated debts and obligations, liquidation transaction costs, capital needs and expenses, the payment of any management or administrative fees and expenses, including without limitation the Asset Management Fee of 1.75% on invested amounts and reasonable reserves for contingencies) and any increases or replacements in reserves (other than from Capital Contributions) during such period ("Distributable Cash from Operations").

Any distributions of Distributable Cash from Operations will be made as follows: (a) 95% to Class A Interest Holders and (b) 5% to the Class B Interest Holder, which are held by the Manager, payable quarterly. Distributable Cash received upon the liquidation of a Royalty Interest shall be allocated and distributed (x) 97.5% to the holders of the Class A Interests and (y) 2.5% to the Manager, as the holder of the Class B Interests, All Distributions to the holders of Class A Interests shall be in the form of cash unless a Class A Member otherwise elects to use such amounts to make additional investments.

The Manager will generally not cause the Company to make in-kind distributions; provided, however, that publicly traded securities (or interests convertible into such securities) may be distributed from time to time if, in the good faith discretion of the Manager, such a distribution will result in a greater return for the Members.

Voting Rights of the Members

The Class A Interest Holders will have no right to participate in the management of the Company and will only have the limited voting rights.

Votes Requiring Approval of 75% of the All-Members’ Interests other than the Manager

Consent of the Class A Interest holders holding seventy five percent (75%) of the Class A Interests must affirmatively vote to approve any of the following actions:

•To remove the Manager for Cause (see below).

•To amend the Operating Agreement or Certificate of Formation in the connection with any of the following:

•Any amendment which requires a Class A Interest Holder to pay any sum of money whatsoever in respect of such Class A Interest Holder’s Interest, whether in the form of a Capital Contribution, a loan or otherwise, other than that which such Class A Interest Holder has agreed to pay by way of such investor’s Subscription Agreement, the Operating Agreement or another agreement executed and delivered by such Class A Interest Holder;

•Any amendment which materially reduces the amount of distributions to which such Class A Interest Holder is entitled under the Operating Agreement, without the consent of such Class A Interest Holder; or

•Any amendment which modifies the limited liability of a Class A Interest Holder, without the consent of such Class A Interest Holder.

Removal of Manager for Cause

The Class A Interest Holders who collectively own seventy five percent (75%) or more of the Class A Interests (the requisite Interests)) shall issue a Notice to Perform to the Manager in accordance with the notice provision in 8.2 of the Operating Agreement. The Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members. If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then;

The Manager may be immediately removed, temporarily or permanently, for “Good Cause” determined by: a vote of the Class A Interest Holders holding the requisite 75% of the Class A Interests

Reasons for Removal; Cause Defined

The previous Manager must serve until a new Manager is hired or elected. The Class A Members hereby agree that any right of removal shall be exercised only in good faith. “Cause” shall include only the following, as determined by a vote of the requisite Interests:

•Any of the acts described in the Operating Agreement, Article 8.3

•A breach of a Manager’s duties or authority hereunder;

•Willful or wanton misconduct;

•Fraud;

•Bad faith;

•Issuance of a legal charging order and/or judgment by any judgment creditor against the Manager’s Interest in Cash Distributions or Fees from the Company;

•A finding by a court of law or arbitrator that the Manager committed any of the acts described in Article 6.10 of the Operating Agreement, for which the Manager is specifically not indemnified by the Company; or

•The Manager becomes subject to a "disqualifying event" at any time during operation of the Company.

Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall have the right to transfer his/her/its interests so long as such transfer is not to a minor.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, bad faith, intentional misconduct, knowingly violating the law, and securities violations shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in the Royalty Interests ("Parallel Fund"). It is the intention of the Manager that the Manager of the Company will also act as the Manager of the Parallel Fund; provided, however, if such an arrangement were to become prohibited or result in a conflict of interest, a separate Manager will be established. The Parallel Fund will contain the similar economic terms, rights, restrictions and obligations for its investors as are applicable to Members in the Company.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third-parties and affiliates of the Manager), or other arrangements in which the Fund has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Fund and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Member's’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be different than the co-investment terms offered to electing Members.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. The Operating Agreement provides that Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to any proposed assignment that occurs within the three (3) years following the acquisition of the Interests. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) once all of the assets of the Company are disposed of.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the Manager, to audit the Company’s financial statements as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each Member, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a Statement of Assets, Liabilities and Members Equity and Statement of Operations, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Company, including the cost of such Properties. No later than March 31st of each year the Company will provide (i) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the IRS Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and (ii) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than 90 days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website portal, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with GAAP.

INVESTMENT COMPANY ACT CONSIDERATIONS

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company and the Manager believe that the Company is exempt from registration under the Investment Company Act pursuant to an exemption set forth in Section 3(c)(9) of the Investment Company Act because substantially all of the Company’s business will consist of owning or holding oil, gas, or other mineral royalties or leases, or fractional interests therein, or certificates of interest or participation in or investment contracts relative to such royalties, leases, or fractional interests.

HOW TO SUBSCRIBE

Subscription Procedures

Subscriptions for the Class A Interests shall be directed to “North Capital Private Securities Corporation FBO PF Royalty I, LLC at:

623 E. Ft. Union Blvd, Suite 101

Salt Lake City, UT 84047

In order to subscribe to purchase the Class A Interests, a prospective investor must execute a subscription agreement and provide payment using the procedures indicated in the subscription agreement. By executing the subscription agreement and paying the total purchase price for our Class A Interests subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and that such subscription for Class A Interests does not exceed 10% of the greater of such investor's annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Class A Interests shall initially be sold at the price of $100.00 per Class A Interest and after the first fiscal quarter following the qualification of the offering, Class A Interests will be sold at a price determined by the most recently published Net Asset Value.

Minimum Purchase Requirements

You must initially purchase at least $10,000 based on the current per Class A Interest price. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Class A Interests are entitled to review copies of any other agreements relating to any Interests described in this Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning the Class A Interests, the Company, the Manager and other matters relating to the offer and sale of the Class A Interests under this Offering Circular. The Company will afford the potential Investors in the Class A Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

PF Royalty I LLC

c/o PF Advisors, LLC

2255 S. Wadsworth Blvd., Suite 106

Lakewood CO 80227

E-Mail: info@PetroFundersUSA.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

April 6, 2021

To:Board of Managers, PF ROYALTY I, LLC

Re:2021 (inception) Financial Statement Audit

We have audited the accompanying financial statements of PF ROYALTY I, LLC (a limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of February 28, 2021, and the related statements of operations, members’ equity/deficit, and cash flows for the inception period of February 26, 2021 (inception) through February 28, 2021 calendar year periods thus ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that t e audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2021, and the results of its operations, members’ equity/deficit and cash flows for the inception period of February 26, 2021 through February 28, 2021 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the financial statements, the Company has not yet commenced operations or raised capital which raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

PF ROYALTY I, LLC

BALANCE SHEETS

As of February 28, 2021

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

February 28, 2021
TOTAL ASSETS
Current Assets
Cash and cash equivalents	$-
Total Current Assets	-
TOTAL ASSETS	$-

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Current Liabilities
None	$-
Total Current Liabilities	-

TOTAL LIABILITIES	-
Members’ equity	-
TOTAL MEMBERS’ EQUITY	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$-

PF ROYALTY I, LLC

STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY

Inception period of February 26, 2021 through February 28, 2021

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Feb. 26, 2021 – Feb. 28, 2021
Revenues, net	$-
Less: Cost of goods sold	-
Gross Profit	-

Operating Expenses:
None	-
Total Operating Expenses	-

Net Loss	$-

MEMBERS’ EQUITY, Beginning of period	-
Contributions/(Distributions)	-
Net Income/(Loss)	-
MEMBERS’ EQUITY, End of period	-

PF ROYALTY I, LLC

STATEMENT OF CASH FLOWS

Inception period of February 26, 2021 through February 28, 2021

See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Feb. 26, 2021 – Feb. 28, 2021
Cash Flows From Operating Activities

Net Loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
None	-
Changes in operating assets and liabilities:
None	-
Net Cash Used In Operating Activities	-

Cash Flows From Investing Activities
None	-
Net Cash Used In Investing Activities	-

Cash Flows From Financing Activities
None	-
Net Cash Provided By Financing Activities	-

Net Change In Cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

PF ROYALTY I, LLC

NOTES TO THE FINANCIAL STATEMENTS

Inception period of February 26, 2021 through February 28, 2021
See accompanying Independent Auditor’s Report

NOTE 1 – NATURE OF OPERATIONS

PF ROYALTY I, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed in Delaware on February 26, 2021. The Company was created for the specific purpose of identifying and purchasing a diverse portfolio of oil and gas mineral rights, and royalty interests throughout the United States. The company will focus on acquiring assets that are income producing. The Company will continuously raise capital through a Regulation A+ offering from accredited and non-accredited investors through an online platform, and pay distributions to investors from the revenue generated from the assets.

As of February 28, 2021, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The Company has selected December 31 as the year end as the basis for its reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions, and contingencies.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of currency held in the Company’s checking account. As of February 28, 2021, the Company had $0 cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of February 28, 2021, the Company did not have any outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets. As of February 28, 2021, the Company had recorded no fixed asset acquisitions and no depreciation.

Intangible Assets

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. As of February 28, 2021, the Company had no fixed assets.

Capitalized Development Costs

Developed costs are capitalized at cost. Expenditures for renewals and improvements or continued development (including payroll) are capitalized. Once commercial feasibility is procured, the balance of capitalized development costs will be amortized over three years.

The Company reviews the carrying value of capitalized development costs for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. As of February 28, 2021, the Company had not incurred any capitalized development costs.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively. As of February 28, 2021, the Company had not recorded any deferred offering costs.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes, with income taxes payable personally by the members. Accordingly, no provision has been made in these financial statements for federal and state income taxes for the Company. As a limited liability company, each member’s liability is limited to amounts reflected in their respective member equity accounts in accordance with the Operating Agreement. The income allocable to each member is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the members could be changed if an adjustment in the income is ultimately determined by the taxing authorities. Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ significantly from the accounting methods used in preparing the financial statements in accordance with generally accepted accounting principles. Accordingly, the taxable income of the Company reported for income tax purposes may differ from net income in these financial statements.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

Starting with inception, the Company adapted the provision of ASU 214-09 Re3vneue from Contracts with Customers (“ASC 606”). ASC 606 provides a five-step model for recognizing revenue from contacts:

•Identify the contract with the customer

•Identify the performance obligations within the contract

•Determine the transaction price

•Allocate the transaction price to the performance obligations

•Recognize revenue when (or as) the performance obligations are satisfied

While the Company has not yet earned any revenue, the Company intends to earn revenue through the services offered through its financial technology platform of oil and gas issuers.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company will file a partnership income tax return for the period ending December 31, 2021. The income tax returns will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it was filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

Lease Agreement

The Company has not entered any lease agreements as of the balance sheet date.

NOTE 5 – MEMBERS EQUITY

The Company is authorized to issue membership interests up to $75,000,000 of contributed capital per year. As of February 28, 2021, there were no membership interests issued.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2021 and has limited operating history. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company does not have any related party transactions as of the date of the balance sheet.

NOTE 8 – SUBSEQUENT EVENTS

Securities Offering

The Company is intending to offer common equity in a securities offering planned to be exempt from SEC registration under Regulation A+. The Company intends to offer up to the maximum amount allowed under Regulations A+. The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.

Management’s Evaluation

Management has evaluated subsequent events through April 6, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which required adjustment or disclosure in the financial statements.

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit No.	Description
1.1	Reg A Placement Agreement*
2.1	Certificate of Formation.*
2.2	Operating Agreement*
4.1	Form of Subscription Agreement*
8.1	Escrow Agreement *
8.2	Transfer Agent Agreement*
10.1	Power of attorney (included on the signature page of this offering statement)
10.2	Consent of Carman Lehnhof Israelsen, LP (included as part of Exhibit 12.1)
11.1	Consent of IndigoSpire*
12.1	Legal Opinion of Carman Lehnhof Israelsen, LLP, as to the legality of the securities being qualified.*

* Filed previously

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on June 29, 2021.

PF ROYALTY I LLC

By: PF ADVISORS, LLC, its Manager

By:	/s/ Maurice Dukes
Name:	Maurice Dukes
Title:	Chief Executive Officer, Manager

By:	/s/ Ryan Werking
Name:	Ryan Werking
Title:	Principal Financial Officer, Manager

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice Dukes	Chief Executive Officer and Manager	June 29, 2021
(Principal Executive Officer)

/s/ Ryan Werking	Chief Financial Officer (Principal Accounting Officer)	June 29, 2021